                                                                    EXHIBIT 10.1






===============================================================================

                                  $750,000,000

                                CREDIT AGREEMENT

                                   dated as of

                               September 28, 2001

                                      among

                               FEDEX CORPORATION,
                                  as Borrower,

                  CITICORP USA, INC. and BANK OF AMERICA, N.A.,
                            as Co-Syndication Agents,

                         BANK ONE, NA, COMMERZBANK A.G.,
                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY
                       and THE ROYAL BANK OF SCOTLAND PLC
                           as Co-Documentation Agents,

                        The Several Lenders Party Hereto,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                             -----------------------

                          J.P. MORGAN SECURITIES INC.,
                         as Lead Arranger and Bookrunner


===============================================================================


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                                TABLE OF CONTENTS


                                                                            PAGE
ARTICLE I DEFINITIONS..........................................................1
     SECTION 1.01.   Defined Terms.............................................1
     SECTION 1.02.   Classification of Loans and Borrowings ..................14
     SECTION 1.03.   Terms Generally..........................................14
     SECTION 1.04.   Accounting Terms; GAAP...................................15

ARTICLE II THE CREDITS........................................................15
     SECTION 2.01.   Commitments..............................................15
     SECTION 2.02.   Loans and Borrowings.....................................15
     SECTION 2.03.   Requests for Borrowings..................................16
     SECTION 2.04.   Funding of Borrowings....................................16
     SECTION 2.05.   Interest Elections.......................................17
     SECTION 2.06.   Termination and Reduction of Commitments.................18
     SECTION 2.07.   Repayment of Loans; Evidence of Debt.....................19
     SECTION 2.08.   Prepayment of Loans......................................19
     SECTION 2.09.   Fees.....................................................20
     SECTION 2.10.   Interest.................................................20
     SECTION 2.11.   Alternate Rate of Interest...............................21
     SECTION 2.12.   Increased Costs..........................................21
     SECTION 2.13.   Break Funding Payments...................................22
     SECTION 2.14.   Taxes....................................................23
     SECTION 2.15.   Payments Generally; Pro Rata Treatment;
                     Sharing of Set-offs......................................24
     SECTION 2.16.   Mitigation Obligations; Replacement of Lenders...........25

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................26
     SECTION 3.01.   Organization; Powers.....................................26
     SECTION 3.02.   Authorization; Enforceability............................26
     SECTION 3.03.   Governmental Approvals; No Conflicts.....................26
     SECTION 3.04.   Financial Statements.....................................27
     SECTION 3.05.   Taxes....................................................27
     SECTION 3.06.   Litigation and Environmental Matters.....................27
     SECTION 3.07.   Subsidiaries.............................................27
     SECTION 3.08.   ERISA....................................................27
     SECTION 3.09.   Accuracy of Information..................................28
     SECTION 3.10.   Regulation U.............................................28
     SECTION 3.11.   Compliance with Laws and Agreements......................28
     SECTION 3.12.   Properties; Liens........................................28
     SECTION 3.13.   Investment and Holding Company Status....................28
     SECTION 3.14.   Citizenship..............................................28
     SECTION 3.15.   Status as Air Carrier....................................29
     SECTION 3.16.   Pari Passu...............................................29

ARTICLE IV CONDITIONS.........................................................29
     SECTION 4.01.   Effective Date...........................................29
     SECTION 4.02.   Each Credit Event........................................30

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ARTICLE V AFFIRMATIVE COVENANTS...............................................31
     SECTION 5.01.   Financial Statements and Other Information...............31
     SECTION 5.02.   Use of Proceeds..........................................32
     SECTION 5.03.   Notice  of Material Events...............................32
     SECTION 5.04.   Existence; Conduct of Business...........................32
     SECTION 5.05.   Citizenship and Regulatory Certificates..................32
     SECTION 5.06.   Payment of Taxes.........................................32
     SECTION 5.07.   Compliance with Laws.....................................33
     SECTION 5.08.   Maintenance of Properties; Insurance.....................33
     SECTION 5.09.   Books and Records; Inspection Rights.....................33
     SECTION 5.10.   Leverage.................................................33
     SECTION 5.11.   Fixed Charge Coverage....................................33
     SECTION 5.12.   Guarantee Agreement......................................33

ARTICLE VI NEGATIVE COVENANTS.................................................34
     SECTION 6.01.   Liens....................................................34
     SECTION 6.02.   Restricted Investments...................................36
     SECTION 6.03.   Merger and Consolidation.................................36
     SECTION 6.04.   Sales of Assets..........................................37
     SECTION 6.05.   Loans, Advances and Investments..........................38
     SECTION 6.06.   Contingent Liabilities...................................38
     SECTION 6.07.   Negative Covenants in Subsidiary Agreements..............39
     SECTION 6.08.   Sales of Unrestricted Margin Stock.......................39
     SECTION 6.09.   Subsidiary Indebtedness..................................40

ARTICLE VII EVENTS OF DEFAULT.................................................40

ARTICLE VIII THE AGENTS.......................................................42
     SECTION 8.01.   Appointment..............................................42
     SECTION 8.02.   Delegation of Duties.....................................43
     SECTION 8.03.   Exculpatory Provisions...................................43
     SECTION 8.04.   Reliance by Administrative Agent.........................43
     SECTION 8.05.   Notice of Default........................................43
     SECTION 8.06.   Non-Reliance on Agents and Other Lenders.................44
     SECTION 8.07.   Indemnification..........................................44
     SECTION 8.08.   Agent in Its Individual Capacity.........................44
     SECTION 8.09.   Successor Administrative Agent...........................45
     SECTION 8.10.   Documentation Agent and Syndication Agent................45

ARTICLE IX MISCELLANEOUS......................................................45
     SECTION 9.01.   Amendments and Waivers...................................45
     SECTION 9.02.   Notices..................................................46
     SECTION 9.03.   No Waiver; Cumulative Remedies...........................47
     SECTION 9.04.   Survival of Representations and Warranties...............47
     SECTION 9.05.   Payment of Expenses and Taxes............................47
     SECTION 9.06.   Successors and Assigns; Participations and Assignments...48
     SECTION 9.07.   Adjustments; Set-off.....................................51
     SECTION 9.08.   Counterparts.............................................51


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     SECTION 9.09.   Severability.............................................51
     SECTION 9.10.   Integration..............................................52
     SECTION 9.11.   GOVERNING LAW............................................52
     SECTION 9.12.   Submission To Jurisdiction; Waivers......................52
     SECTION 9.13.   Acknowledgements.........................................52
     SECTION 9.14.   Release of Guarantors....................................53
     SECTION 9.15.   Confidentiality..........................................53
     SECTION 9.16.   WAIVERS OF JURY TRIAL....................................53
     SECTION 9.17.   Waiver...................................................53
     SECTION 9.18.   Interest Rate Limitation.................................53
     SECTION 9.19.   Headings.................................................54


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SCHEDULES:
----------

Schedule 2.01        -     Lenders and Commitments
Schedule 3.06        -     Disclosed Matters
Schedule 3.07        -     Significant Subsidiaries
Schedule 5.01(c)     -     Compliance Calculations
Schedule 5.12        -     Subsidiary Guarantors


EXHIBITS:
---------

Exhibit A            -     Form of Borrowing Request
Exhibit B            -     Form of Interest Election Request
Exhibit C            -     Form of Guarantee Agreement
Exhibit D            -     Form of Opinion of Borrower's General Counsel
Exhibit E            -     Form of Assignment and Acceptance
Exhibit F            -     Form of Exemption Certificate

          FIVE-YEAR CREDIT AGREEMENT dated as of September 28, 2001, among FEDEX CORPORATION, the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, CITICORP USA, INC. and BANK OF AMERICA, N.A., as Co-Syndication Agents and BANK ONE, NA, COMMERZBANK A.G., BANK OF
TOKYO-MITSUBISHI TRUST COMPANY and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents.

          The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

          SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "ADJUSTED NET INCOME" means, for any period on a consolidated basis in accordance with GAAP, the income (loss) before income taxes of the Borrower and its consolidated Subsidiaries for such period MINUS, to the extent included in determining such income (loss) for such period, any net loss or gain realized in connection with any sale or disposition of any asset (other than in the ordinary course of business).

          "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

          "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "AGENTS" means the collective reference to the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent.

          "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to (a) until the Effective Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the amount of such Lender's Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender's Loans then outstanding.

          "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.


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                                                                               2

          "AGREEMENT" means this Five-Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "APPLICABLE RATE" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

================================================================================================================
                                                                 ABR           EURODOLLAR        FACILITY FEE
   CATEGORY                 INDEX DEBT RATINGS                  SPREAD           SPREAD              RATE
   --------                 ------------------                  ------           ------              ----
-----------------------------------------------------------------------------------------------------------------
  CATEGORY 1     Rating GREATER THAN OR EQUAL TO A- from S&P
                 or GREATER THAN OR EQUAL TO A3 from Moody's      0%             0.275%             0.100%
-----------------------------------------------------------------------------------------------------------------
                 Rating = BBB+ from S&P
  CATEGORY 2     or = Baa1 from Moody's                           0%             0.375%             0.125%
-----------------------------------------------------------------------------------------------------------------
                 Rating = BBB from S&P
  CATEGORY 3     or = Baa2 from Moody's                           0%             0.475%             0.150%
-----------------------------------------------------------------------------------------------------------------
                 Rating = BBB- from S&P
  CATEGORY 4     or = Baa3 from Moody's                           0%             0.800%             0.200%
-----------------------------------------------------------------------------------------------------------------
                 Rating < BBB- from S&P
  CATEGORY 5     and < Baa3 from Moody's                         0.125%          1.125%             0.250%
=================================================================================================================

          For purposes of the foregoing, (i) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and
(iii) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be


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                                                                               3

deemed to have established a rating in Category 5. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change.

          "ASSIGNEE" has the meaning assigned to such term in Section 9.06(c).

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in the form of EXHIBIT E.

          "ASSIGNOR" has the meaning assigned to such term in Section 9.06(c).

          "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "BENEFICIAL OWNER" means a Person deemed the "Beneficial Owner" of any securities as to which such Person or any of such Person's Affiliates is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 or l3d-5 under the Securities Exchange Act of 1934 (as the same may from time to time be amended, modified or readopted), as well as any securities as to which such Person or any of such Person's Affiliates has the right to become such a beneficial owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of a specified event) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise. In determining the percentage of the outstanding Voting Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

          "BENEFITTED LENDER" has the meaning assigned to such term in Section 9.07(a).

          "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

          "BORROWER" means FedEx Corporation, a Delaware corporation.

          "BORROWING" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

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                                                                               4


          "CAPITALIZED OPERATING LEASE VALUE" means the present value, using a discount rate equal to 12.5%, of the Borrower's and the consolidated Subsidiaries' future minimum lease payments for aircraft leases scheduled to terminate more than 365 days after their respective dates of execution.

          "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases ("CAPITALIZED LEASE") on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CHANGE OF CONTROL" means any of the following: (a) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date thereof) becoming the Beneficial Owner of Voting Stock of the Borrower having more than 30 percent of the voting power of all of the then outstanding Voting Stock of the Borrower or (b) individuals who are not Continuing Directors constituting a majority of the Board of Directors of the Borrower.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITMENT" means, with respect to any Lender, the obligation of such Lender, if any, to make Loans hereunder, in an amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on SCHEDULE
2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed form time to time pursuant to the terms hereof. The aggregate original amount of the Commitments on the Effective Date is $750,000,000.

          "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "CONDUIT LENDER" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; PROVIDED, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and PROVIDED, FURTHER, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.12, 2.13, 2.14, 2.15 or 9.05 than the designating Lender would


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                                                                               5


have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

          "CONSOLIDATED ADJUSTED NET WORTH" means, at any date as of which the amount thereof is to be determined, (a) the sum of the amounts set forth as preferred stock, common stock, capital in excess of par value or paid-in surplus and retained earnings on a consolidated balance sheet of the Borrower and the consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) the sum of the amounts set forth on such consolidated balance sheet as
(i) the cost of any shares of the Borrower's common stock held in the treasury,
(ii) any surplus resulting from any write-up of assets after the date of this Agreement and (iii) the aggregate value of all goodwill, all as determined in accordance with GAAP.

          "CONSOLIDATED ADJUSTED TOTAL ASSETS" means, at any date as of which the amount thereof is to be determined, (a) the aggregate amount set forth as the assets of the Borrower and the consolidated Subsidiaries on a consolidated balance sheet of the Borrower and the consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) the aggregate book value as of such date of determination of all assets of the Borrower or any consolidated Subsidiary subject on such date of determination to a Lien permitted by Section 6.01(j).

          "CONSOLIDATED CASH FLOW" means, on a consolidated basis for the Borrower and its consolidated Subsidiaries for any period, the sum of (i) Adjusted Net Income plus (ii) Interest Expense plus (iii) Rent Expense, in each case as determined in accordance with GAAP for such period.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of the Borrower and the consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and after giving appropriate effect to any outside minority interests in the consolidated Subsidiaries, excluding

          (i) any aggregate net gain arising from the sale or other disposition of any assets other than any such gain arising from the sale or other disposition of assets (including aircraft) in the ordinary course of business,

          (ii) any gain arising from any write-ups of assets,

          (iii) any unrealized capital gain or loss on any investment,

          (iv) any portion of the earnings of any consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or another consolidated Subsidiary,

          (v) any amount representing the interest of the Borrower and the consolidated Subsidiaries in the undistributed earnings of any other Person (other than a consolidated Subsidiary),

          (vi) the net income (or net loss) of any Person prior to the date it became a consolidated Subsidiary, and

          (vii) the effect of the application of Financial Accounting Standards Board Statement No. 142.


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                                                                               6


          "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, or take-or-pay contract.

          "CONTINUING DIRECTOR" means an individual who is a member of the Board of Directors of the Borrower on the date of this Agreement or who shall have become a member of the Board of Directors of the Borrower subsequent to such date and who shall have been nominated or elected by a majority of the other Continuing Directors then members of the Board of Directors of the Borrower.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans at such time.

          "CURRENT MATURITIES" means, as of any date with respect to the Long Term Debt or the Capitalized Lease Obligations of any Person, any portion of such Long Term Debt or Capitalized Lease Obligations, as the case may be, which would in accordance with GAAP be classified as a current liability of such Person.

          "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 3.06.

          "DOLLARS" or $" refers to lawful money of the United States of America.

          "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.01).

          "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened
release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "EVENT OF DEFAULT" has the meaning assigned to such term in Article
VII.

          "EXISTING REVOLVING CREDIT FACILITY" means the Credit Agreement dated as of January 15, 1998 among the Borrower and Bank One, N.A. (formerly known as The First National Bank of Chicago), individually and as agent, and certain lenders.

          "FAA" means the Federal Aviation Administration or any other governmental agency succeeding to the jurisdiction thereof.

          "FEDERAL AVIATION ACT" means the Federal Aviation Act of 1958, as amended from time to time.

          "FEDERAL EXPRESS CORPORATION" means Federal Express Corporation, a Delaware corporation.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer, staff vice president and assistant treasurer or controller of the Borrower.

          "FLIGHT EQUIPMENT" means, collectively, aircraft, aircraft engines, appliances and spare parts, all as defined in the Federal Aviation Act, and related parts.

          "FUNDED DEBT" means, as of any date of determination, any Indebtedness (excluding items characterized as Indebtedness pursuant to clause (vii) of the definition thereof other than Contingent Obligations in respect of Indebtedness of Persons other than the Borrower or its consolidated Subsidiaries) of the Borrower and its consolidated Subsidiaries that is outstanding on such date.

          "GAAP" means generally accepted principles of accounting as in effect from time to time in the United States of America.


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                                                                               8


          "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GUARANTEE AGREEMENT" means that certain Guaranty of even date herewith, executed by each Guarantor, substantially in the form of EXHIBIT C attached hereto.

          "GUARANTOR" means each Subsidiary that executes the Guarantee Agreement in accordance with Section 5.12 hereof. The initial Guarantors are set forth on Schedule 5.12 hereto.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HEDGE AGREEMENT" means any interest rate swap, exchange or cap agreement.

          "INDEBTEDNESS" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) Capitalized Lease Obligations,
(vi) net liabilities under Hedge Agreements, (vii) Contingent Obligations, and
(viii) obligations created through asset securitization financing programs.

          "INDEX DEBT" means senior, unsecured, non-credit enhanced long-term indebtedness for borrowed money of the Borrower.

          "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

          "INTEREST EXPENSE" means, for any period, the gross interest expense (without regard to any offsetting interest income or reduction for capitalized interest) of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "INTEREST PERIOD" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account (other than a demand deposit account maintained in the ordinary course of business) or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

          "LENDER AFFILIATE" means (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

          "LENDERS" means the Persons listed on SCHEDULE 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "LOAN DOCUMENTS" means this Agreement, the Guarantee Agreement and the Notes, if any.

          "LOAN PARTIES" means the collective reference to the Borrower and each Guarantor.

          "LONG TERM DEBT" means, as of any date with respect to any Person, all liabilities of such Person outstanding on such date which would in accordance with GAAP be classified as long term debt of such Person.

          "MARGIN STOCK" has the meaning assigned to such term in Regulation U.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

          "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans) of any one or more of the Borrower and its consolidated Subsidiaries, in the case of any single item of such Indebtedness, in excess of $20,000,000 (or the equivalent thereof in any other currency) or, in the case of all such Indebtedness, in an aggregate principal amount in excess of $60,000,000 (or the equivalent thereof in any other currency).

          "MATURITY DATE" means September 28, 2006, or if such date is not a Business Day, the next succeeding Business Day.

          "MOODY'S" means Moody's Investors Service, Inc., or, if Moody's shall cease rating Indebtedness of the Borrower and its ratings business with respect to Indebtedness of the Borrower shall have been transferred to a successor Person, such successor Person; PROVIDED, HOWEVER, that if Moody's ceases rating securities similar to Indebtedness of the Borrower and its ratings business with respect to such securities shall not have been transferred to any successor Person, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) selected by the Borrower and reasonably satisfactory to the Administrative Agent that rates any Indebtedness of the Borrower.

          "MULTIEMPLOYER PLAN" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NON-EXCLUDED TAXES" has the meaning assigned to such term in Section 2.14(a).

          "NON-U.S. LENDER" has the meaning assigned to such term in Section 2.14(d).

          "NOTES" means any promissory notes executed by the Borrower in favor of a Lender party hereto pursuant to Section 2.07(e).

          "OBLIGATIONS" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto).

          "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PARTICIPANT" has the meaning assigned to such term in Section
9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "PERMITTED INVESTMENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

          "REGISTER" has the meaning assigned to such term in Section 9.06(d).

          "REGULATION U" means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

          "RENT EXPENSE" means, for any period, the rental expense of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP excluding rental expense with respect to leases of aircraft scheduled to terminate no more than 365 days after their respective dates of execution.

          "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events for which the thirty day notice period has been waived under the Regulations of PBGC.

          "REQUIRED LENDERS" means, at any time, Lenders having Credit Exposures and unused Commitments representing at least 51% of the sum of the total Credit Exposures and unused Commitments at such time.

          "REQUIREMENT OF LAW" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESTRICTED INVESTMENT" means any Investment other than an Investment permitted by Section 6.05.

          "RESTRICTED MARGIN STOCK" means Margin Stock owned by the Borrower or any Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the Property and assets of the Borrower and the Subsidiaries (other than Margin Stock) that is subject to the provisions of Article 6 (including Section 6.01).

          "SIGNIFICANT SUBSIDIARY" means, during each fiscal year of the Borrower, any Subsidiary of the Borrower which had revenues (determined in accordance with GAAP) for the immediately preceding fiscal year of the Borrower in excess of 2.0% of the consolidated revenues (determined in accordance with GAAP) of the Borrower and the consolidated Subsidiaries for such immediately preceding fiscal year.

          "SINGLE EMPLOYER PLAN" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or, if S&P shall cease rating Indebtedness of the Borrower and its ratings business with respect to Indebtedness of the Borrower shall have been transferred to a successor Person, such successor Person; PROVIDED, HOWEVER, that if S&P ceases rating securities similar to Indebtedness of the Borrower and its ratings business with respect to such securities shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) selected by the Borrower and reasonably satisfactory to the Administrative Agent that rates any Indebtedness of the Borrower.

          "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its subsidiaries or by such Person and one or more of its subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having power to direct the ordinary affairs thereof of which shall at the time be so owned or controlled.

          "SUBSIDIARY" means any subsidiary of the Borrower.

          "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "364-DAY COMMITMENT" has the meaning attributed to the term "Commitment" in the 364-Day Credit Agreement.

          "364-DAY CREDIT AGREEMENT" means the 364-Day Credit Agreement dated as of the date hereof among the Borrower, the lenders party thereto and The Chase Manhattan Bank, as administrative agent.

          "364-DAY GUARANTEE AGREEMENT" means that certain Guaranty of the obligations under the 364-Day Credit Agreement of even date herewith, executed by each Guarantor, substantially in the form of EXHIBIT C attached hereto.

          "364-DAY LOANS" has the meaning attributed to the term "Loans" in the 364-Day Credit Agreement.

          "TRANSACTIONS" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the borrowing of Loans by the Borrower and the use of the proceeds thereof by the Borrower.

          "TRANSFEREE" means any Assignee or Participant.

          "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UNFUNDED LIABILITIES" means the sum of the amount (if any) by which the present value of the accrued benefits under each Single Employer Plan exceeds the fair market value of such Plan assets allocable to such benefits, aggregating all such Plans in which benefits exceed the value of such assets, all determined as of the then most recent valuation date for such Plans.

          "UNRESTRICTED MARGIN STOCK" means any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock.

          "UTILIZATION FEES" has the meaning set forth in Section 2.09(b).

          "VOTING STOCK" means all outstanding shares of capital stock of a Person entitled to vote generally in the election of directors.

          "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any subsidiary all of the outstanding voting securities (other than directors' qualifying shares and other de minimis local ownership required by law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any Person 100% of the ownership interests (other than directors' qualifying shares and other de minimis local ownership required by law) having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise specified herein, references to "Wholly-Owned Subsidiaries" herein shall be deemed to refer to Wholly-Owned Subsidiaries of the Borrower.

          SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (E.G., a Eurodollar Loan") and Borrowings also may be classified and referred to by Type (E.G., a Eurodollar Borrowing").

          SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits

          SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

          SECTION 2.02. LOANS AND BORROWINGS. (a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Lender Affiliate to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, at least three Business Days before the date of the proposed Borrowing or
(b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of EXHIBIT A. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.05. INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of EXHIBIT B.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

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                                                                              18


          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.06. TERMINATION AND REDUCTION OF COMMITMENTS. Unless previously terminated, the Commitments shall terminate on the Maturity Date.

          (a) The Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $20,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the Credit Exposures of the Lenders would exceed the total Commitments.

          (b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (a) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.


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                                                                              19


          SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.08. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Partial prepayments of Loans shall be in an aggregate principal



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                                                                              20


amount of $5,000,000 or a whole multiple thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

          SECTION 2.09. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; PROVIDED that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; PROVIDED that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) If on any day the sum of the aggregate outstanding principal amount of all Loans and all 364-Day Loans exceeds the sum of (i) the product of
(A) one-third (1/3) TIMES (B) the Commitment and (ii) the product of (A) one-third (1/3) TIMES (B) the 364-Day Commitment, then the Borrower shall pay to the Administrative Agent, for the pro rata benefit of each Lender, a fee (the "UTILIZATION FEE") of 0.125% per annum on the sum of the Borrower's outstanding Loans and outstanding 364-Day Loans. Accrued Utilization Fees shall be payable in arrears on the last day of March, June, September and December of each year (as well as on the Maturity Date and on any day that the Commitment is reduced). All Utilization Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

          SECTION 2.10. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2%



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                                                                              21


plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.11. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.12. INCREASED COSTS. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, setting forth in reasonable detail the calculations upon which such Lender determined such amount, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.13. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount



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                                                                              23


for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, setting forth in reasonable detail the calculations upon which such Lender determined such amount, and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

          SECTION 2.14. TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-



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                                                                              24


8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of EXHIBIT F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          SECTION 2.15. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York and except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii)
second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.16. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. To the extent reasonably possible, each Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would avoid the unavailability of Eurodollar Loans under Section 2.11, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

          The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) The Borrower shall, at its sole expense and effort, have the right, by giving at least 15 Business Days' prior written notice to the affected Lender and the Administrative Agent, at any time when no Default or Event of Default has occurred and is continuing, to require any Lender to assign all of its rights and obligations under the Loan Documents to any other Lender (other than a Conduit Lender) approved by the Borrower. Such assignment shall be substantially in the form of EXHIBIT E hereto or in such other form as may be agreed to by the parties thereto but shall be on terms and conditions reasonably satisfactory to the affected Lender. The Borrower shall remain liable to the affected Lender for any indemnification provided under Section 2.13 with respect to Loans of such Lender outstanding on the effective date of an assignment required under this Section 2.16(b), as well as for all other Obligations owed to such Lender under this Agreement as of such effective date.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01. ORGANIZATION; POWERS. The Borrower and each of the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Borrower's and each of the Guarantors' corporate powers and authority and have been duly authorized by all necessary corporate action. The Loan Documents (i) have been duly executed and delivered by the Borrower and each of the Guarantors and (ii) constitute legal, valid and binding obligations of the Borrower and each of the Guarantors, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower, any Guarantor or any of the Significant Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or



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                                                                              27


other instrument binding upon the Borrower, any Guarantor or any of the Significant Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower, any Guarantor or any of the Significant Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Significant Subsidiaries.

          SECTION 3.04. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet, related profit and loss and reconciliation of surplus statements, and a statement of cash flows as of and for the fiscal year ended May 31, 2001, reported on by Arthur Andersen LLP, independent public accountants. Such financial statements present fairly, in all material respects, the consolidated financial condition and operations of the Borrower and its consolidated Subsidiaries as of such date and the consolidated results of their operations for the periods then ended, in accordance with GAAP.

          SECTION 3.05. TAXES. The Borrower and each of its Significant Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Significant Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Significant Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters listed on SCHEDULE 3.06) or (ii) that involve this Agreement or the Transactions.

          (b) Except for the Disclosed Matters listed on SCHEDULE 3.06 and except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Significant Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Other than any liability incident to the Disclosed Matters, the Borrower and its Significant Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 3.04. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

          SECTION 3.07. SUBSIDIARIES. SCHEDULE 3.07 hereto contains an accurate list of all of the presently existing Significant Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Significant Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

          SECTION 3.08. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has


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                                                                              28


occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvency.

          SECTION 3.09. ACCURACY OF INFORMATION. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder by the Borrower (as subsequently modified, superseded or supplemented by other information so furnished), contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 3.10. REGULATION U. Margin Stock constitutes less than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the Property and assets of the Borrower and its Subsidiaries that is subject to the provisions of Article 6 (including Section 6.01).

          SECTION 3.11. COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower and each of its Significant Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.12. PROPERTIES; LIENS. The Borrower and each of the Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for any such defects that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 6.01.

          SECTION 3.13. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its Subsidiaries is (a) an investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.14. CITIZENSHIP. Federal Express Corporation is a citizen of the United States, as defined in 49 U.S.C. Section 40102(a)(15) (a "CITIZEN"). Each other Subsidiary that must



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                                                                              29


be a Citizen in order to conduct its business as currently conducted is a Citizen. Neither Federal Express Corporation nor any such other Subsidiary is a national of any foreign country designated in Presidential Executive Order No. 8389 or 9193, as amended, and the regulations issued thereunder, as amended, or a national of any foreign country designated in the Foreign Assets Control Regulations or in the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Chapter V, as amended.

          SECTION 3.15. STATUS AS AIR CARRIER. Federal Express Corporation, and each other Subsidiary that must be so authorized in order to conduct its business as currently conducted, (i) is authorized to engage in all cargo domestic and international air service under certificates issued pursuant to 49 U.S.C. Section 41103 and 49 U.S.C. Section 41102(a), respectively, and
(ii) is the holder of a valid and effective operating certificate issued by the FAA pursuant to Part 119 of the regulations under the Federal Aviation
Act. Such certificates are in full force and effect and are adequate for the conduct of the business of the Borrower and its Subsidiaries as now conducted. There are no actions, proceedings or investigations pending or, to the knowledge of the executive officers of the Borrower, threatened (or any basis therefor known to the Borrower) to amend, modify, suspend or revoke any such certificate in whole or in part, which would have any material adverse effect on any such certificate or any of the operations of the Borrower or its Subsidiaries.

          SECTION 3.16. PARI PASSU. All the payment obligations of the Borrower and the Guarantors arising under or pursuant to the Loan Documents will at all times rank pari passu, with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of the Borrower and the Guarantors (other than those which are mandatorily preferred by laws or regulations of general application).


                                   ARTICLE IV

                                   CONDITIONS

          SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.01):

          (a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) the Guarantee Agreement, executed and delivered by each Guarantor.

          (b) The Administrative Agent shall have received satisfactory evidence that the Existing Revolving Credit Facility shall have been terminated and all amounts thereunder shall have been paid in full.

          (c) The Administrative Agent shall have received a written opinion from counsel to the Borrower, substantially in the form of EXHIBIT D.

          (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the domestic Significant Subsidiaries and the authorization of the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (f) Since May 31, 2001, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect and the Administrative Agent shall have received a written representation and warranty by the Borrower as of the Effective Date.

          (g) The Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

          (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.01) at or prior to 3:00 p.m., New York City time, on October 15, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

          (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


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                                                                              31


                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet, related profit and loss and reconciliation of surplus statements, and a statement of cash flows as of the end of and for such year, setting forth in each case the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit);

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 5.10 and 5.11, substantially in the form of SCHEDULE 5.01(c) hereto;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all regular and periodic reports, proxy statements and prospectuses filed by the Borrower, any Guarantor or any Significant Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and


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                                                                              32


(f) promptly following any request therefor, such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

          SECTION 5.02. USE OF PROCEEDS. The proceeds of the Loans will be used only for general corporate purposes, including commercial paper back-up and acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulation U.

          SECTION 5.03. NOTICE OF MATERIAL EVENTS. The Borrower will, and will cause each Subsidiary to, furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default or Event of Default or any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.04. EXISTENCE; CONDUCT OF BUSINESS. Except as permitted by Sections 6.03 and 6.04, the Borrower will, and will cause each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to have such requisite authority could reasonably be expected to have a Material Adverse Effect.

          SECTION 5.05. CITIZENSHIP AND REGULATORY CERTIFICATES. The Borrower will cause Federal Express Corporation and each other applicable Subsidiary to continue to be (a) a citizen of the United States, as defined in 49 U.S.C.
Section 40102(a)(15), (b) authorized to engage in all cargo domestic and international air service under certificates issued pursuant to 49 U.S.C.
Section 41103 and 49 U.S.C. Section 41102(a), respectively, (c) the holder of all other certificates, rights, permits, franchises and concessions from appropriate Governmental Authorities necessary or appropriate to enable the Borrower and its Subsidiaries to conduct their business in all material respects as presently being conducted, and (d) the holder of a valid and effective operating certificate issued by the FAA pursuant to Part 119 of the regulations under the Federal Aviation Act. The Borrower will, and will cause each of its Subsidiaries to, use its best efforts to maintain, preserve and keep in full force and effect its material certificates, rights, permits, franchises and concessions from appropriate Governmental Authorities and use its best efforts from time to time to obtain appropriate renewals or replacements, PROVIDED, that nothing in this Section 5.05 shall prevent the Borrower or any of its Subsidiaries from abandoning, or permitting the amendment, expiration or termination of, any such certificate, right, permit, franchise or concession if, in the opinion of the Borrower, such abandonment, amendment, expiration or termination is in the interest of the Borrower and not prejudicial in any material respect to the Lenders.

          SECTION 5.06. PAYMENT OF TAXES. The Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, and all lawful claims which, if unpaid, would become a Lien, except where failure to do any of the foregoing would not have a Material Adverse Effect and provided that neither the Borrower nor a Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by appropriate proceedings; and make monthly accruals of all of the estimated liability of the Borrower and Subsidiaries for such taxes, assessments, charges and levies, determined in accordance with GAAP, and establish adequate reserves determined in accordance with GAAP, for such thereof as may be contested, and reflect such accruals and reserves in all financial statements furnished hereunder.

          SECTION 5.07. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Significant Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance on its property in such amounts and against such risks as are consistent with prudent business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

          SECTION 5.09. BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books of accounts and other financial records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and intervals as the Lenders may designate.

          SECTION 5.10. LEVERAGE. The Borrower will maintain at all times a ratio of (i) the sum of (a) the aggregate unpaid principal amount of all outstanding Funded Debt, PLUS (b) Capitalized Operating Lease Value, to (ii) the sum of (a) the items listed in clause (i) above PLUS (b) Consolidated Adjusted Net Worth, of not more than .70 to 1.

          SECTION 5.11. FIXED CHARGE COVERAGE. The Borrower will, for each period of four consecutive fiscal quarters of the Borrower ending after August 31, 2001, maintain a ratio of (a) Consolidated Cash Flow for such period to (b) the sum of Interest Expense and Rent Expense for such period, in an amount not less than 1.25 to 1.

          SECTION 5.12. GUARANTEE AGREEMENT. (a) Within thirty days after (A) acquiring or establishing any Subsidiary that constitutes a Significant Subsidiary or (B) any Subsidiary guaranteeing either the Obligations (as defined therein) under the 364-Day Credit Agreement or any public debt securities issued by the Borrower, upon its acquisition or establishment or the issuance of any such guarantee, as the case may be, the Borrower shall cause such Subsidiary to execute the Guarantee Agreement pursuant to an Addendum thereto in the form of Annex I to the Guarantee Agreement, and to deliver documentation, to the extent requested by the Administrative Agent, similar to that described in Section 4.01(c) and (d) relating to the authorization for, execution and delivery of, and validity of such Significant Subsidiary's obligations as a Guarantor, such documentation to be in form and substance reasonably satisfactory to the Administrative Agent.

          (b) If at any time the Guarantors do not consist of Subsidiaries of the Borrower which, in the aggregate, had revenues (determined in accordance with GAAP) for the immediately preceding fiscal year of the Borrower in excess of 90% of the consolidated revenues (determined in accordance with GAAP) of the Borrower and the consolidated Subsidiaries for such immediately preceding fiscal year, then the Borrower shall promptly cause one or more additional Subsidiaries each to execute the Guarantee Agreement pursuant to an Addendum thereto in the form of Annex I to the Guarantee Agreement, and to deliver documentation, to the extent requested by the Administrative Agent, similar to that described in
Section 4.01(c) and (d) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor, such documentation to be in form and substance reasonably satisfactory to the Administrative Agent, so that the aggregate consolidated revenues (determined in accordance with GAAP) of the Guarantors for such fiscal year equal or exceed 90% of the consolidated revenues (determined in accordance with GAAP) of the Borrower and the consolidated Subsidiaries for such fiscal year.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. LIENS. The Borrower will not, nor will it permit any consolidated Subsidiary to, create, incur, assume or suffer to exist, any Lien on, or enter into, or make any commitment to enter into, any arrangement for the acquisition of, any Property (other than Unrestricted Margin Stock) through conditional sales, lease-purchase or other title retention agreement, except:

          (a) Liens which may be hereafter created to secure payment of the Obligations;

          (b) Liens incurred or deposits or pledges, made in the ordinary course of business, to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations;

          (c) Liens incurred or deposits or pledges, made in the ordinary course of business, to secure performance of bids, tenders, contracts (other than contracts for Indebtedness), leases, public or statutory obligations, surety bonds, or other Liens or deposits or pledges for purposes of like general nature made in the ordinary course of business;

          (d) Deposits or pledges for the purpose of securing an appeal, stay or discharge in the course of legal proceedings, or Liens for judgments or awards which were not incurred in connection with Indebtedness or the obtaining of advances or credits, provided such deposits, pledges and Liens do not, in the aggregate for the Borrower and the consolidated Subsidiaries, materially detract from the value of their assets or properties or materially impair the use thereof in the ordinary course of business and such appeal, judgment or award, as the case may be, is being diligently contested or litigated in good faith by appropriate proceedings being diligently conducted, and provided further there has been set aside on the books of the Borrower or the consolidated Subsidiaries, as the case may be, reserves in accordance with GAAP with respect thereto, which reserves shall be maintained until the related liabilities are paid or otherwise discharged, and provided further execution is not levied upon any such judgment or award;

          (e) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings being diligently conducted, provided there has been set aside on the books of the Borrower or the consolidated Subsidiaries, as the case may be, adequate reserves in accordance with GAAP with respect thereto, which reserves shall be maintained until the related liabilities are paid or otherwise discharged, and provided further, execution is not levied upon any such Lien;

          (f) Mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 90 calendar days, or which are being contested in good faith by appropriate proceedings being diligently conducted provided there has been set aside on the books of the Borrower and the consolidated Subsidiaries, as the case may be, adequate reserves in accordance with GAAP with respect thereto, which reserves shall be maintained until the related liabilities are paid or otherwise discharged, and provided further, execution is not levied upon any such Lien;

          (g) Lessors' interests under Capitalized Leases;

          (h) Liens on property acquired or constructed with the proceeds of any tax-exempt bond financing to secure such financing;

          (i) Liens securing Indebtedness of a consolidated Subsidiary to the Borrower or any Guarantor or, in the case of Indebtedness of a consolidated Subsidiary which is not a Guarantor, to any consolidated Subsidiary which is not a Guarantor;

          (j) Liens existing on the property of a corporation or other business entity immediately prior to its being consolidated with or merged into the Borrower or a consolidated Subsidiary or its becoming a consolidated Subsidiary, or Liens existing on any property acquired by the Borrower or a consolidated Subsidiary at the time such is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien was created or assumed in contemplation of such consolidation or merger or such entity's becoming a consolidated Subsidiary or such acquisition of property and
(ii) each such Lien shall only cover the acquired property and, if required by the terms of the instrument originally creating such Lien, property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (k) Liens on Flight Equipment acquired on or after the date of this Agreement which (i) secure the payment of all or any part of the purchase price of such Flight Equipment or improvements thereon, (ii) are limited to the Flight Equipment so acquired and improvements thereon, and (iii) attach to such Flight Equipment within one year after the acquisition or improvement of such Flight Equipment;

          (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (m) Zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use or occupancy of the affected



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                                                                              36


parcel by the Borrower or any Subsidiary, (ii) have no more than an immaterial effect on the value thereof or its use or (iii) would impair the ability of such parcel to be sold for its present use;

          (n) Liens arising solely by virtue of any law or regulation relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

          (o) Liens to secure Indebtedness for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Lien; PROVIDED, HOWEVER, that (i) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such purchase price or cost and (ii) such Lien does not extend to or cover any other property other than such item of property so acquired, constructed or improved;

          (p) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (h), (j),
(k) and (o) of this Section, PROVIDED that such Indebtedness is not increased and is not secured by any additional assets; and

          (q) Liens not otherwise permitted by Sections 6.01 (a) through (p) provided that, as of the date any Lien is incurred and as of the end of each fiscal quarter of the Borrower ending after August 31, 2001, the sum of (i) the aggregate principal amount of all outstanding Long Term Debt of the consolidated Subsidiaries which are not Guarantors (excluding the Current Maturities of any such Long Term Debt and any Long Term Debt of a consolidated Subsidiary owing to the Borrower), plus (ii) the aggregate principal amount of all outstanding Long Term Debt of the Borrower or any Guarantor (excluding the Current Maturities of any such Long Term Debt and any Long Term Debt of a consolidated Subsidiary owing to the Borrower) which is secured as permitted by this Section 6.01(q), does not exceed 8% of Consolidated Adjusted Total Assets.

          SECTION 6.02. RESTRICTED INVESTMENTS. The Borrower will not, nor will it permit any consolidated Subsidiary to, make any Restricted Investment except Restricted Investments made by the Borrower or a consolidated Subsidiary so long as, after giving effect to any such Restricted Investment (i) the aggregate amount of all such Restricted Investments existing on the date of such proposed action shall not exceed (x) $750,000,000 plus (y) 75% (or in the case of a deficit, minus 100%) of the Consolidated Net Income for the period commencing on June 1, 2001 and ending on and including the date of any such proposed action (the "COMPUTATION PERIOD") plus (z) the aggregate amount of the net cash proceeds received by the Borrower during the Computation Period from the sale of its stock and Indebtedness of the Borrower convertible into stock of the Borrower (but only to the extent that any such Indebtedness has been converted into shares of such stock during such period), and (ii) there shall exist no Default or Event of Default.

          SECTION 6.03. MERGER AND CONSOLIDATION. The Borrower will not, nor will it permit any consolidated Subsidiary to, merge or consolidate with or into or enter into any analogous reorganization or transaction with any other Person, or sell all or substantially all of the assets of the Borrower and its consolidated Subsidiaries taken as a whole, except:

          (a) Any consolidated Subsidiary or other corporation or entity may merge or consolidate with the Borrower, PROVIDED that, after giving effect to any such merger or consolidation, (i) the Borrower shall be the continuing or surviving corporation and (ii) no Default or Event of Default shall exist;

          (b) Any consolidated Subsidiary may merge with or into any consolidated Subsidiary so long as, after giving effect thereto, no Default or Event of Default shall exist;

          (c) The Borrower or any consolidated Subsidiary may transfer its assets to the Borrower or any consolidated Subsidiary, so long as after giving effect thereto, no Default or Event of Default shall exist;

          (d) Any consolidated Subsidiary other than a Significant Subsidiary may be liquidated or dissolved; and

          (e) Any corporation or other entity may merge or consolidate with any consolidated Subsidiary, provided that, after giving effect to any such merger or consolidation, (i) the continuing or surviving entity shall be a consolidated Subsidiary, (ii) no Default or Event of Default shall exist, and (iii) the Borrower owns, directly or indirectly, 100% of such consolidated Subsidiary; PROVIDED, further, that the requirements of clauses (i) and (iii) will not apply to a merger or consolidation of any consolidated Subsidiary in connection with a transaction permitted under Section 6.04(c).

          SECTION 6.04. SALES OF ASSETS. The Borrower will not, nor will it permit any consolidated Subsidiary to, sell, transfer, convey (including, without limitation, any sale, transfer or conveyance related to a sale and leaseback transaction but excluding sales of inventory in the ordinary course of business) or lease (or enter into any commitment to sell transfer, convey or lease) all or any part of its assets (other than Unrestricted Margin Stock) (whether in one or a series of transactions) except:

          (a) Leases by the Borrower and consolidated Subsidiaries of Flight Equipment to others provided that the aggregate book value of all Flight Equipment leased to any other Person or Persons by the Borrower or any such consolidated Subsidiary shall not at any time exceed $500,000,000;

          (b) Sales of property by the Borrower or a consolidated Subsidiary provided that at the time of any such sale or other disposition the Borrower or consolidated Subsidiary making such sale or disposition shall have previously acquired or shall be simultaneously acquiring, in contemplation of such sale or other disposition, substantially similar property, or shall have previously entered into, or shall be simultaneously entering into, a binding purchase agreement or purchase agreements to acquire substantially similar property, which property is acquired within three years of such sale or other disposition;

          (c) Sales of property (including any deemed sales of property pursuant to Section 6.03(e)) provided that the aggregate net book value of all such property sold in any one fiscal year of the Borrower shall not exceed 12.5% of Consolidated Adjusted Net Worth as of the last day of the fiscal year of the Borrower immediately preceding the fiscal year of the Borrower during which any such sale of assets shall take place;

          (d) Sales of any property in order concurrently or subsequently to lease as lessee such or similar property, provided that (i) any such sale takes place within 360 days after (A) in the case of personal property, the date on which the Borrower or the applicable consolidated Subsidiary acquired such property, and (B) in the case of real property or fixtures, the later of the date on which the Borrower or the applicable consolidated Subsidiary acquired such property or the date on which construction of all improvements on such property was completed, and (ii) after giving effect to the creation of the Capitalized Lease Obligations, if any, of the Borrower or a consolidated Subsidiary resulting from the lease of such property by the Borrower or a consolidated Subsidiary, the Borrower is in compliance with Section 5.10; and

          (e) Transfers of assets permitted pursuant to Section 6.03.

Notwithstanding the foregoing in this Section 6.04, the Borrower and its consolidated Subsidiaries will be permitted to sell, transfer or otherwise dispose of Unrestricted Margin Stock without regard to the foregoing restrictions contained in this Section 6.04.

          SECTION 6.05. LOANS, ADVANCES AND INVESTMENTS. The Borrower will not, nor will it permit any consolidated Subsidiary to, make or suffer to exist any Investments, or commitments therefor, except:

          (a) Investments in Permitted Investments;

          (b) Investments in the capital stock of a consolidated Subsidiary;

          (c) Loans and advances by the Borrower to a consolidated Subsidiary;

          (d) Loans and advances by a consolidated Subsidiary to any other consolidated Subsidiary or to the Borrower;

          (e) Investments in any Person not otherwise permitted by this Section 6.05, which together with all other Investments at the time outstanding under this Section 6.05(e), do not exceed 12.5% of Consolidated Adjusted Net Worth provided that at least 66-2/3% of such Investments are reasonably related to the same fields of enterprise as those in which the Borrower and the consolidated Subsidiaries are now engaged; and

          (f) Restricted Investments made in compliance with Section 6.02.

In determining from time to time the amount of the Investments permitted by this
Section 6.05, loans and advances shall be taken at the principal amount thereof then remaining unpaid at the time of such determination and other Investments shall be taken at the original cost thereof, regardless of any subsequent appreciation or depreciation therein.

          SECTION 6.06. CONTINGENT LIABILITIES. The Borrower will not, nor will it permit any consolidated Subsidiary to become liable with respect to any Contingent Obligation, except:

          (a) the Guarantee Agreement and the 364-Day Guarantee Agreement;

          (b) by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business;

          (c) guaranties of customs fees in the ordinary course of business;

          (d) Contingent Obligations in respect of surety and appeal bonds and similar obligations incurred in the ordinary course of business;

          (e) Contingent Obligations with respect to letters of credit entered into in the ordinary course of business, PROVIDED that the aggregate amount of such letters of credit shall not exceed $200,000,000 at any time outstanding;

          (f) Contingent Obligations in respect of obligations (other than Indebtedness) of Wholly-Owned Subsidiaries incurred in the ordinary course of business; and

          (g) any other Contingent Obligation which after having given effect thereto would not cause the Borrower to fail to be in compliance with Section 5.10.

In determining from time to time the amount of guaranties and contingent liabilities permitted by this Section 6.06, guaranties and contingent liabilities shall be taken at the principal amount then remaining unpaid at the time of such determination on the indebtedness and obligations so guaranteed or related to such contingent liabilities.

          SECTION 6.07. NEGATIVE COVENANTS IN SUBSIDIARY AGREEMENTS. The Borrower will not permit any of its Subsidiaries to enter into, after the date hereof, any agreement, instrument or indenture that, directly or indirectly, contains negative covenants restricting any of the following (or otherwise prohibits or restricts, or has the effect of prohibiting or restricting, any of the following):

          (a) the incurrence or payment of Indebtedness owed to the Borrower or any other Subsidiary of the Borrower;

          (b) the granting of Liens, PROVIDED that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement; (ii) restrictions and conditions existing on the date hereof (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) customary provisions in leases and other contracts restricting the assignment thereof and customary transfer restrictions and rights of first refusal in shareholders' agreements in existence on the date hereof or consistent with past practice;

          (c) the declaration or payment of dividends; and

          (d) the making of loans, advances or other Investments to or in the Borrower or any other Subsidiary of the Borrower.

          SECTION 6.08. SALES OF UNRESTRICTED MARGIN STOCK. The Borrower shall not, and shall not permit any Subsidiary to, (a) sell or otherwise dispose of any capital stock constituting Unrestricted Margin Stock other than in exchange for cash or cash equivalents or (b) fail to maintain the proceeds of any such sale or other disposition as cash, cash equivalents or short-term investments; PROVIDED that (i) to the extent that the Borrower shall elect to reduce the Commitments pursuant to Section 2.06(a) at any time after any such sale or other disposition, the requirements of clause (b) above shall cease to apply to the portion of such proceeds as shall be equal to the aggregate



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                                                                              40


amount of any such reductions and (ii) this Section shall not apply to sales or other dispositions of Unrestricted Margin Stock pursuant to Section 6.03(c).

          SECTION 6.09. SUBSIDIARY INDEBTEDNESS. The Borrower will not permit any of its Subsidiaries to create or issue any unsecured notes or debentures.


                                  ARTICLE VII

                                EVENTS OF DEFAULT

          If any of the following events ("EVENTS OF DEFAULT") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03, 5.10, 5.11, 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, or 6.08;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 5 days after written notice thereof to the Borrower from the Administrative Agent or any Lender;

          (f) the Borrower or any consolidated Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any applicable grace period;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due in accordance with its terms as a result of the voluntary or involuntary sale, transfer or disposition of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any consolidated Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any consolidated Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any consolidated Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any consolidated Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any consolidated Subsidiary shall fail to pay, or admit in writing its inability to pay, its debts generally as they become due;

          (k) The Borrower or any of its consolidated Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its consolidated Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect;

          (l) Any provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against the Borrower or any Significant Subsidiary, or the validity, binding effect or enforceability thereof against the Borrower or any Significant Subsidiary shall be contested by any Person, or the Borrower or any Significant Subsidiary shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Administrative Agent the benefits purported to be created thereby;

          (m) The Borrower or any Consolidated Subsidiary shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.;

          (n) the Unfunded Liabilities exceed in the aggregate $80,000,000 or any Reportable Event shall occur in connection with any Plan; or

          (o) a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          If, within 14 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in clause (h) or (i) of this Article) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination, provided that the Borrower certifies to the Lenders to their satisfaction that, upon giving effect to such rescission, no other Indebtedness of the Borrower shall be accelerated by virtue of a cross-default or cross-acceleration to Indebtedness under this Agreement.


                                  ARTICLE VIII

                                   THE AGENTS

          SECTION 8.01. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          SECTION 8.02. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          SECTION 8.03. EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          SECTION 8.04. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          SECTION 8.05. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          SECTION 8.06. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION 8.07. INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          SECTION 8.08. AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with



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                                                                              45


any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          SECTION 8.09. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(i) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          SECTION 8.10. DOCUMENTATION AGENT AND SYNDICATION AGENT. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.


                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. AMENDMENTS AND WAIVERS. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 9.01. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or modifying any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection



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                                                                              46


with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of each adversely affected Lender) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.01 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release any of the Significant Subsidiaries from their material obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.15 without the written consent of the Lenders adversely affected thereby; and (v) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (b) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and extensions of credit and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

          SECTION 9.02. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified in writing by the respective parties hereto:

     Borrower:                    FedEx Corporation
                                  942 S. Shady Grove Road
                                  Memphis, Tennessee 38120
                                  Attention: Treasurer
                                  Telecopy: (901) 818-7121
                                  Telephone: (901) 818-7040

     with a copy to:              FedEx Corporation
                                  942 S. Shady Grove Road
                                  Memphis, Tennessee 38120
                                  Attention: Kenneth R. Masterson
                                  Telecopy: (901) 818-7590
                                  Telephone: (901) 818-7580

     Administrative Agent:        The Chase Manhattan Bank
                                  Loan & Agency Services Group
                                  One Chase Manhattan Plaza, 8th Floor
                                  New York, New York 10081
                                  Attention: Mo-Lin Sum
                                  Telecopy: 212-552-5650
                                  Telephone: 212-552-7312

     with copy to:                The Chase Manhattan Bank
                                  270 Park Avenue, 38th Floor
                                  New York 10017
                                  Attention: Matthew Massie
                                  Telecopy: 212-270-5100
                                  Telephone: 212-270-5432

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

          SECTION 9.03. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 9.04. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          SECTION 9.05. PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses



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                                                                              48


incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent as separately agreed by the Administrative Agent and the Borrower, and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to stamp, excise and other taxes, if any, that are payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates and agents (each, an "INDEMNITEE") harmless from and against any and all other liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any Guarantor or any Subsidiary or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.05 shall be payable not later than 10 days after written demand therefore, which shall set forth in reasonable detail the nature, basis and description of such Indemnified Liability. Statements payable by the Borrower pursuant to this
Section 9.05 shall be submitted to FedEx Corporation, Attn: Treasurer (Telephone No. (901) 818-7040 (Telecopy No. (901) 818-7121), at the address of the Borrower set forth in Section 9.02, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.05 shall survive repayment of the Loans and all other amounts payable hereunder.

          SECTION 9.06. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.07(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; PROVIDED that, in the case of Section 2.13, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender other than any Conduit Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); PROVIDED that, unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000, and after giving effect to such assignment, such assigning Lender shall have Commitments and Loans in an aggregate amount of at least $5,000,000 in each case described in this sentence except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. The Assignee shall purchase, at par, all Loans and pay all accrued interest and other amounts owing to such Assignor under this Agreement on or prior to the date of assignment for any assignment pursuant to Section 2.16. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.06, the consent of the Borrower shall not be required for any assignment that occurs after the occurrence and during the continuance of an acceleration of the Obligations. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 9.06(c).

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.06(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.06 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          (h) The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit



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                                                                              51


Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; PROVIDED, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          SECTION 9.07. ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a "BENEFITTED LENDER") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          SECTION 9.08. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          SECTION 9.09. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



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                                                                              52


          SECTION 9.10. INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          SECTION 9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.12. SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          SECTION 9.13. ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          SECTION 9.14. RELEASE OF GUARANTORS. Upon the consummation of any liquidation, dissolution, merger, consolidation, sale or other transfer of a Guarantor other than Federal Express Corporation (collectively, a "TRANSFER"), and provided no Default or Event of Default has occurred and is continuing or would occur as a result of such Transfer, such Guarantor shall automatically be released from all of its obligations under the Guarantee Agreement, and, if the Borrower so requests, the Lenders shall promptly execute an instrument, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, evidencing such release.

          SECTION 9.15. CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it or its Affiliates by any Loan Party or its Affiliates pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates who are made aware of the confidential requirements of this Section 9.15, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. The provisions of this Section 9.15 shall survive any expiration or termination of this Agreement for a period of one-year.

          SECTION 9.16. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          SECTION 9.17. WAIVER. Each Lender party hereto which is also party to the Existing Revolving Credit Facility hereby waives compliance by the Borrower with the requirement of ten Business Days' (as defined therein) written notice thereunder for the reduction of the Aggregate Commitment (as defined therein) pursuant to subsection 2.5(d) thereto.

          SECTION 9.18. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.19. HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.



                      [BALANCE OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                       FEDEX CORPORATION, as Borrower


                                       By: /s/ Burnetta B. Williams
                                           -------------------------
                                           Name: Burnetta B. Williams
                                           Title: Staff Vice-President and
                                                  Assistant Treasurer



                                       THE CHASE MANHATTAN BANK,
                                       as Administrative Agent and as a Lender


                                       By:  /s/ Matthew H. Massie
                                            ----------------------
                                            Name: Matthew H. Massie
                                            Title: Managing Director

                                       BANK OF AMERICA, N.A., as a
                                       Co-Syndication Agent and as a Lender


                                       By: /s/ Chas A. McDonell
                                           ---------------------
                                           Name: Chas A. McDonell
                                           Title: Managing Director

                                       BANK ONE, NA., as a Co-Documentation
                                       Agent and as a Lender


                                       By: /s/ Christopher C. Cavaiani
                                           ---------------------------
                                           Name: Christopher C. Cavaiani
                                           Title:  Vice President

                                       CITICORP USA, INC., as a Co-Syndication
                                       Agent and as a Lender


                                       By:  /s/ Margaret A. Blake
                                            ---------------------
                                            Name: Margaret A. Blake
                                            Title:  Vice President

                                       COMMERZBANK A.G., New York and Grand
                                       Cayman Branches, as a Co-Documentation
                                       Agent and as a Lender


                                       By: /s/ Harry P. Yergey
                                           --------------------
                                           Name: Harry P. Yergey
                                           Title: SVP & Manager


                                       By: /s/ Subash R. Viswanathan
                                           --------------------------
                                           Name: Subash R. Viswanathan
                                           Title: Senior Vice President

                                       THE ROYAL BANK OF SCOTLAND PLC,
                                       as a Co-Documentation Agent and
                                       as a Lender


                                       By: /s/ Maria Amaral-LeBlanc
                                           -------------------------
                                           Name: Maria Amaral-LeBlanc
                                           Title: Vice President

                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                       as a Co-Documentation Agent
                                       and as a Lender


                                        By: /s/ Joseph P. Devoe
                                            --------------------
                                            Name: Joseph P. Devoe
                                            Title: VP & Manager

                                       THE BANK OF NOVA SCOTIA,
                                       as a Lender


                                       By: /s/ A. S. Norsworthy
                                           ---------------------
                                           Name: A. S. Norsworthy
                                           Title: Sr. Team Leader-
                                                  Loan Operations

                                       KBC BANK, N.V., as a Lender


                                       By: /s/ Robert Snauffer
                                           ----------------------
                                           Name: Robert Snauffer
                                           Title: First Vice President


                                       By: /s/ Eric Raskin
                                           -----------------------
                                           Name: Eric Raskin
                                           Title: Vice President

                                       KREDITANSTALT FUR WIEDERAUFBAU,
                                       as a Lender


                                       By: /s/ Rolf Kuhlmann
                                           ------------------
                                           Name: Rolf Kuhlmann
                                           Title: Vice President


                                       By: /s/ Boris Sakrauski
                                           -------------------
                                           Name: Boris Sakrauski
                                           Title: Senior Project Manager

                                       MELLON BANK, N.A., as a Lender


                                       By: /s/ Mark F. Johnston
                                           ---------------------
                                           Name: Mark F. Johnston
                                           Title: Vice President

                                       SUMITOMO MITSUI BANKING CORPORATION,
                                       as a Lender


                                       By: /s/ Bob Granfelt
                                           -----------------------
                                           Name: Bob Granfelt
                                           Title: Vice President and Manager

                                       REGIONS BANK, as a Lender


                                       By: /s/ David L. Waller
                                           --------------------
                                           Name: David L. Waller
                                           Title: Vice President
                                                  National Division

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                       as a Lender


                                       By: /s/ James W. Masters
                                           ---------------------
                                           Name: James W. Masters
                                           Title: Senior Vice President

                                       KEYBANK NATIONAL ASSOCIATION,
                                       as a Lender


                                       By: /s/ Mark A. Loschiavo
                                           ----------------------
                                           Name: Mark A. LoSchiavo
                                           Title: Assistant Vice President

                                       MERRILL LYNCH BANK USA,
                                       as a Lender


                                       By: /s/ D. Kevin Imlay
                                           --------------------
                                           Name: D. Kevin Imlay
                                           Title: Senior Lending Officer

                                       UNION PLANTERS BANK, N.A.,
                                       as a Lender


                                       By: /s/ B. Gordin McMurtry
                                           -----------------------
                                           Name: B. Gordin McMurtry
                                           Title: Senior Vice President

                                       AMSOUTH BANK, as a Lender


                                       By: /s/ S. Floyd Hanney, III
                                           -------------------------
                                           Name: S. Floyd Hanney, III
                                           Title: Senior Vice President

                                       THE BANK OF NEW YORK,
                                       as a Lender


                                       By: /s/ Steven P. Cavaluzzo
                                           ------------------------
                                           Name: Steven P. Cavaluzzo
                                           Title: Vice President

                                       CREDIT SUISSE FIRST BOSTON,
                                       as a Lender


                                       By: /s/ Robert N. Finney
                                           ----------------------
                                           Name: Robert N. Finney
                                           Title: Managing Director


                                       By: /s/ Vitaly G. Butenko
                                           ----------------------
                                           Name: Vitaly G. Butenko
                                           Title: Asst. Vice President

                                       DEUTSCHE VERKEHRSBANK AG, as a Lender


                                       By:  /s/ Constance Laudenschlager
                                            -----------------------------
                                            Name: Constance Laudenschlager
                                            Title: Senior Vice President


                                       By:  /s/ James M. Morton
                                            -------------------
                                            Name: James M. Morton
                                            Title: Assistant Vice President

                                       THE FIFTH THIRD BANK,
                                       as a Lender


                                       By: /s/ Megan S. Heisel
                                           --------------------
                                           Name: Megan S. Heisel
                                           Title: Large Corporate Banking
                                                  Officer

                                       FIRST TENNESSEE BANK NATIONAL
                                       ASSOCIATION, as a Lender


                                       By: /s/ James H. Moore, Jr.
                                           -----------------------
                                           Name: James H. Moore, Jr.
                                           Title: Senior Vice President

                                       FIRST UNION NATIONAL BANK,
                                       as a Lender


                                       By: /s/ David L. Driggers
                                           ---------------------
                                           Name: David L. Driggers
                                           Title: Managing Director

                                       INTESABCI, NEW YORK BRANCH, as a Lender


                                       By: /s/ Frank Maffei
                                           -----------------
                                           Name: Frank Maffei
                                           Title: Vice President


                                       By: /s/ J. Dickerhof
                                           ------------------
                                           Name: J. Dickerhof
                                           Title: Vice President

                                       THE NORTHERN TRUST COMPANY,
                                       as a Lender


                                       By: /s/ Ashish S. Bhagwat
                                           ----------------------
                                           Name: Ashish S. Bhagwat
                                           Title: Second Vice-President

                                       THE SANWA BANK LIMITED, acting through
                                       its New York Branch, as a Lender


                                       By: /s/ P. Bartlett Wu
                                           -------------------
                                           Name: P. Bartlett Wu
                                           Title: Vice President

                                       SUNTRUST BANK, INC.,
                                       as a Lender


                                       By: /s/ Bryan W. Ford
                                           ------------------
                                           Name: Bryan W. Ford
                                           Title: Vice President

                                                                   SCHEDULE 2.01

                             LENDERS AND COMMITMENTS



Names of Lenders                                                Commitments

THE CHASE MANHATTAN BANK                                         $ 52,500,000

BANK OF AMERICA, N.A.                                            $ 45,000,000

BANK OF TOKYO-MITSUBISHI TRUST COMPANY                           $ 45,000,000

BANK ONE, NA.                                                    $ 45,000,000

CITICORP USA, INC.                                               $ 45,000,000

COMMERZBANK AG, NEW YORK AND                                     $ 45,000,000
    GRAND CAYMAN BRANCHES

THE ROYAL BANK OF SCOTLAND PLC                                   $ 45,000,000

KBC BANK N.V.                                                    $ 30,000,000

KREDITANSTALT FUR WIEDERAUFBAU                                   $ 30,000,000

MELLON BANK, N.A.                                                $ 30,000,000

SUMITOMO MITSUI BANKING CORPORATION                              $ 30,000,000

THE BANK OF NOVA SCOTIA                                          $ 30,000,000

KEYBANK NATIONAL ASSOCIATION                                     $ 22,500,000

MERRILL LYNCH BANK USA                                           $ 22,500,000

REGIONS BANK                                                     $ 22,500,000

THE INDUSTRIAL BANK OF JAPAN, LIMITED                            $ 22,500,000

UNION PLANTERS BANK, N.A.                                        $ 22,500,000

AMSOUTH BANK                                                     $ 15,000,000

CREDIT SUISSE FIRST BOSTON                                       $ 15,000,000

DEUTSCHE VERKEHRSBANK AG                                         $ 15,000,000

FIRST TENNESSEE BANK NATIONAL ASSOCIATION                        $ 15,000,000

FIRST UNION NATIONAL BANK                                        $ 15,000,000




INTESABCI, NEW YORK BRANCH                                       $ 15,000,000

SUNTRUST BANK, INC.                                              $  15,000,000

THE BANK OF NEW YORK                                             $  15,000,000

THE FIFTH THIRD BANK                                             $  15,000,000

THE NORTHERN TRUST COMPANY                                       $  15,000,000

THE SANWA BANK LIMITED, NEW YORK BRANCH                          $  15,000,000
---------------------------------------                          -------------

Total:                                                           $ 750,000,000


                                                                   SCHEDULE 3.06

                                DISCLOSED MATTERS
                               (SEE SECTION 3.06)


                                      NONE

                                                                   SCHEDULE 3.07

                            SIGNIFICANT SUBSIDIARIES
                               (SEE SECTION 3.07)



                  Significant                        Percent           Jurisdiction of                Address of Registrant
                   Subsidiary                       Ownership           Organization             Guarantor's Executive Offices
                  -----------                       ---------          ---------------           -----------------------------

                                                                                                      3610 Hacks Cross Road
          Federal Express Corporation                  100%                Delaware                     Memphis, TN 38125

                                                                                                        1000 FedEx Drive
       FedEx Ground Package System, Inc.               100%                Delaware                  Moon Township, PA 15108

                                                                                                       5895 Explorer Drive
         Federal Express Canada Ltd.1                  100%                 Canada                Mississauga, Ontario L4W 5K6

                                                                                                  6075 Poplar Avenue, Suite 300
           FedEx Freight System, Inc.                  100%                Delaware                     Memphis, TN 38119

                                                                                                       2200 Forward Drive
          American Freightways, Inc.2                  100%                Arkansas                    Harrison, AR 72601

                                                                                                    6411 Guadalupe Mines Road
             Viking Freight, Inc.3                     100%               California                   San Jose, CA 95120

-----------------------

1 Federal Express Canada Ltd. is a Wholly-Owned Subsidiary of Federal Express Corporation.

2 American Freightways, Inc. is a Wholly-Owned Subsidiary of FedEx Freight System, Inc.

3  Viking Freight, Inc. is a Wholly-Owned Subsidiary of FedEx Freight System,
   Inc.

                                                                SCHEDULE 5.01(c)


                             COMPLIANCE CALCULATIONS
                              (SEE SECTION 5.01(c))


                                  SEE ATTACHED

                                FEDEX CORPORATION
                             COMPLIANCE CALCULATIONS
           REVOLVING CREDIT AGREEMENTS, DATED AS OF SEPTEMBER 28, 2001
                               IN THOUSANDS OF US$

PAGE 1 OF 2

                                  SECTION 5.10
                                  LEVERAGE TEST


                                                            1st Qtr.             2nd Qtr.          3rd Qtr.          4th Qtr.
                                                            FY __                FY __             FY __             FY __
Total Funded Debt (sum)                                     $_____               $_____            $_____            $_____
Capitalized Operating Lease Value*                          $_____               $_____            $_____            $_____
Total Defined Debt                                          $_____               $_____            $_____            $_____
                                                            $_____               $_____            $_____            $_____

Total Defined Debt                                          $_____               $_____            $_____            $_____
Consolidated Adjusted Net Worth                             $_____               $_____            $_____            $_____
Total Defined Capitalization                                $_____               $_____            $_____            $_____







Defined Capitalization Ratio**                              _____                _____             _____             _____

Maximum Defined Capitalization Ratio                        0.70                 0.70              0.70              0.70

Total Additional Defined Debt Allowed                       $_____               $_____            $_____            $_____


     * Capitalized Operating Lease Value is the present value of Aircraft Leases discounted at 12.5%.

     ** The Defined Capitalization Ratio is Total Defined Debt to Total Defined Capitalization.

                                FEDEX CORPORATION
                             COMPLIANCE CALCULATIONS
           REVOLVING CREDIT AGREEMENTS, DATED AS OF SEPTEMBER 28, 2001
                               IN THOUSANDS OF US$

PAGE 2 OF 2
                                  SECTION 5.11
                           FIXED CHARGE COVERAGE TEST


Prior Fiscal Year Detail                                    1st Qtr.             2nd Qtr.          3rd Qtr.          4th Qtr.
                                                            FY __                FY __             FY __             FY __
Adjusted Net Income                                         $_____               $_____            $_____            $_____
Interest Expense                                            $_____               $_____            $_____            $_____
Rent Expense                                                $_____               $_____            $_____            $_____
Consolidated Cash Flow*                                     $_____               $_____            $_____            $_____

Interest Expense                                            $_____               $_____            $_____            $_____
Rent Expense                                                $_____               $_____            $_____            $_____
Total Fixed Charges**                                       $_____               $_____            $_____            $_____

Current Fiscal Year Detail                                  1st Qtr.             2nd Qtr.          3rd Qtr.          4th Qtr.
                                                            FY __                FY __             FY __             FY __
Adjusted Net Income                                         $_____               $_____            $_____            $_____
Interest Expense                                            $_____               $_____            $_____            $_____
Rent Expense                                                $_____               $_____            $_____            $_____
Consolidated Cash Flow                                      $_____               $_____            $_____            $_____

Interest Expense                                            $_____               $_____            $_____            $_____
Rent Expense                                                $_____               $_____            $_____            $_____
Total Fixed Charges                                         $_____               $_____            $_____            $_____

                                                            1st Qtr.             2nd Qtr.          3rd Qtr.          4th Qtr.
                                                            FY __                FY __             FY __             FY __
12 Month Consolidated Cash Flow                             $_____               $_____            $_____            $_____
Divided By:
12 Month Total Fixed Charges                                $_____               $_____            $_____            $_____
Equals:
Fixed Charge Coverage                                       $_____               $_____            $_____            $_____

Minimum Fixed Charge Coverage Ratio                         1.25                 1.25              1.25              1.25

12 Month Consolidated Cash Flow Over/(Under)                $_____               $_____            $_____            $_____


     * Consolidated Cash Flow is the sum of Adjusted Net Income, Interest and Rent Expense.

     **   Total Fixed Charges is the sum of Interest Expense and Rent Expense.

     The Ratio is calculated on a rolling 12-month basis to eliminate seasonality.

                                                                   SCHEDULE 5.12

                              SUBSIDIARY GUARANTORS


                                                           Jurisdiction of      Address of Subsidiary's
                      Subsidiary                             Organization          Executive Offices
                      ----------                           ---------------      -----------------------

                                                                                         2200 Forward Drive
              American Freightways, Inc.                       Arkansas                 Harrison, AR 72601

                                                                                      7304 West Market Street
        Caribbean Transportation Services, Inc.                Delaware                Greensboro, NC 27409

                                                                                       3610 Hacks Cross Road
              Federal Express Corporation                      Delaware                  Memphis, TN 38125

                                                                                        215-225 Euston Road
                                                                                            Alexandria

         Federal Express (Australia) Pty. Ltd.                Australia                 NSW 2015 Australia

                                                                                       3610 Hacks Cross Road
    Federal Express Aviation Services, Incorporated            Delaware                  Memphis, TN 38125

                                                                                        5895 Explorer Drive
              Federal Express Canada Ltd.                       Canada             Mississauga, Ontario L4W 5K6

                                                                                       3610 Hacks Cross Road
             Federal Express Europe, Inc.                      Delaware                  Memphis TN 38125

                                                                                       Airport Building 119
   Federal Express Europe, Inc. & Co., V.O.F./S.N.C.           Belgium                1820 Melsbroek, Belgium

                                                                                       3610 Hacks Cross Road
             Federal Express Holdings S.A.                     Delaware                  Memphis, TN 38125

                                                                                    Calle Insurgentes; Sur 899
        Federal Express Holdings (Mexico) y                                                Napoles 03810
             Compania S.N.C. de C.V.                            Mexico                  Mexico D.F., Mexico

                                                                                  125/135 Av. Louis Roche 92230,
      Federal Express International (France) SNC                France                     Gennevilliers

                                                                                       3610 Hacks Cross Road
          Federal Express International, Inc.                  Delaware                  Memphis, TN 38125

                                                                                          Kyodo Building
                                                                                           16 Ichibancho
                                                                                            Chiyoda-Ku
              Federal Express Japan K.K.                        Japan                  Tokyo 102-0082 Japan


                                                           Jurisdiction of      Address of Subsidiary's
                      Subsidiary                             Organization          Executive Offices
                      ----------                           ---------------      -----------------------


                                                                                       3610 Hacks Cross Road
             Federal Express Pacific, Inc.                     Delaware                  Memphis, TN 38125

                                                                                       3 Khaki Bukit Road #2
                                                                                         Block A, Unit 3E
                                                                                      Eunos Warehouse Complex
         Federal Express (Singapore) Pte. Ltd.                Singapore                  Singapore 417837

                                                                                          Havensite Mall
                                                                                         Charlotte Amalie
                                                                                            St. Thomas,
         Federal Express Virgin Islands, Inc.            U.S. Virgin Islands            U.S. Virgin Islands

                                                                                      942 S. Shady Grove Road
            FedEx Corporate Services, Inc.                     Delaware                  Memphis, TN 38120

                                                                                     2088 South Arlington Road
              FedEx Custom Critical, Inc.                        Ohio                     Akron, OH 44306

                                                                                   6075 Poplar Avenue, Suite 300
              FedEx Freight System, Inc.                       Delaware                  Memphis, TN 38119

                                                                                         1000 FedEx Drive
           FedEx Ground Package System, Inc.                   Delaware               Moon Township, PA 15108

                                                                                   3930 Nashua Drive, Suite 201
           FedEx Ground Package System, Ltd.                   Wyoming             Mississauga, Ontario L4V 1M5

                                                                                         5455 Darrow Road
           FedEx Supply Chain Services, Inc.                     Ohio                    Hudson, OH 44236

                                                                                   6075 Poplar Avenue, Suite 434
              FedEx Trade Networks, Inc.                       Delaware                  Memphis, TN 38119

                                                                                        128 Dearborn Street
            Tower Group International, Inc.                    New York                  Buffalo, NY 14207

                                                                                   5915 Airport Rd., Suite 1100
         Tower Group International Canada Inc.                  Canada             Mississauga, Ontario LV4 1T1

                                                                                     6411 Guadalupe Mines Road
                 Viking Freight, Inc.                         California                San Jose, CA 95120

                                                                                 220 Montgomery Street, Suite 448
                 World Tariff, Limited                        California              San Francisco, CA 94101

                                                                       EXHIBIT A


                            FORM OF BORROWING REQUEST


          Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among FEDEX CORPORATION, a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), CITICORP USA, INC. and BANK OF AMERICA, N.A., as Co-Syndication Agents, and BANK ONE, NA, COMMERZBANK A.G., BANK OF TOKYO-MITSUBISHI TRUST COMPANY and THE ROYAL BANK OF SCOTLAND PLC as Co-Documentation Agents, the undersigned hereby delivers this Borrowing Request.

          The Borrower hereby requests that a [Eurodollar / ABR] Loan be made in the aggregate principal amount of _____________ on ____ __, 200_ [with an Interest Period of ___ months].

          The undersigned hereby certifies as follows:

          (a) The representations and warranties made by the Borrower in or pursuant to the Loan Documents are true and correct on and as of the date hereof with the same effect as if made on the date hereof; and

          (b) No Default has occurred and is continuing on the date hereof or after giving effect to the Loans requested to be made on such date.

          Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

          The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such borrowings as if then made.

          Please wire transfer the proceeds of the borrowing as directed by the Borrower on the attached Schedule 1.

          The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by the undersigned Financial Officer this ___ day of ________, 200_.



                                       FEDEX CORPORATION


                                       By: _________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT B


                        FORM OF INTEREST ELECTION REQUEST


          Pursuant to subsection 2.05(b) of the Five-Year Credit Agreement, dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among FEDEX CORPORATION, a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), CITICORP USA, INC. and BANK OF AMERICA, N.A., as Co-Syndication Agents, and BANK ONE, NA, COMMERZBANK A.G., BANK OF TOKYO-MITSUBISHI TRUST COMPANY and THE ROYAL BANK OF SCOTLAND PLC as Co-Documentation Agents, this represents the Borrower's request to convert or continue Loans as follows:

         1        Date of conversion/continuation:   __________________

         2.       Amount of Loans being converted/continued: $________________

         3.       Type of Loans being converted/continued:

                  /  /     a.  Eurodollar Loans
                  /  /     b.  ABR Loans

         4.       Nature of conversion/continuation:

                  /  /     a.  Conversion of ABR Loans to Eurodollar ABR Loans
                  /  /     b.  Conversion of Eurodollar Loans to ABR Loans
                  /  /     c.  Continuation of Eurodollar Loans as such

         5.       Interest Periods:

                  If Loans are being continued as or converted to Eurodollar Loans, the duration of the new Interest Period that commences on the conversion/ continuation date:
                  ________________ month(s)

          In the case of a conversion to or continuation of Eurodollar Loans, the undersigned officer, to the best of his or her knowledge, on behalf of the Borrower, certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement.


DATED:                                 FEDEX CORPORATION
       -----------------------

                                       By:  ____________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT C


                                FORM OF GUARANTY


     THIS GUARANTY (this "GUARANTY") is made as of the 28th day of September, 2001, by each Subsidiary listed on Schedule I hereto (collectively, the "INITIAL GUARANTORS", and together with each Subsidiary which becomes a party to this Agreement by executing an Addendum hereto in the form attached as Annex I, the "GUARANTORS") in favor of the Administrative Agent, for the ratable benefit of the Lenders, under (and as defined in) the Credit Agreement referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, FedEx Corporation, a Delaware corporation (the "BORROWER"), The Chase Manhattan Bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), and certain Lenders have entered into a certain Five-Year Credit Agreement dated as of September 28, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

     WHEREAS, it is a condition precedent to the initial extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due, subject to SECTION 8 hereof, of any and all of the Obligations; and

     WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrower under the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of each borrowing by the Borrower under the Credit Agreement) that:

          (a) It is a corporation, limited liability company, partnership or other commercial entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite authority to conduct its business as a foreign Person in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a Material Adverse Effect.

          (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by it of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject also to the availability of equitable remedies if equitable remedies are sought.

          (c) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its certificate or articles of incorporation or by-laws, limited liability company or partnership agreement or the provisions of any indenture, instrument or material agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on its property pursuant to the term of any such indenture, instrument or material agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental authority, is required to authorize, or is required in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability of, this Guaranty.

     SECTION 3. THE GUARANTY. Subject to SECTION 8 hereof, each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, (the foregoing, subject to the provisions of SECTION 8 hereof, being referred to collectively as the "GUARANTEED OBLIGATIONS"). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

     SECTION 4. GUARANTY UNCONDITIONAL. Subject to SECTION 8 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

          (b) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of the Obligations guaranteed hereby;

          (c) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

          (d) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

          (e) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

          (g) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

          (h) the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "BANKRUPTCY CODE"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

          (i) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

          (j) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

          (k) the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

          (l) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this SECTION 4, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

     SECTION 5. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Except as otherwise provided in Section 9.14 of the Credit Agreement, each of the Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of any portion of the Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 6. GENERAL WAIVERS. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

     SECTION 7. SUBORDINATION OF SUBROGATION. Until the Obligations have been indefeasibly paid in full in cash and the Commitments under the Credit Agreement shall have terminated or expired, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Administrative Agent to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Lenders. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably
(a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the indefeasible payment in full in cash of the Obligations and (b) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 7.

     SECTION 8. LIMITATION. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability under this Guaranty (which liability is in any event in addition to amounts for which such entity may be primarily liable) shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the net amount of all Loans advanced to the Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and

          (b) the amount which could be claimed by the Administrative Agent and the Lenders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under SECTION 9.

     SECTION 9. CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

          (a) To the extent that any Guarantor shall make a payment under this Guaranty (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, THEN, following indefeasible payment in full in cash of the Obligations and termination or expiration of the Commitments under the Credit Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c) This SECTION 9 is intended only to define the relative rights of the Guarantors and nothing set forth in this SECTION 9 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Guarantors against other Guarantors under this SECTION 9 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination or expiration of the Commitments under the Credit Agreement.

     SECTION 10. STAY OF ACCELERATION. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

     SECTION 11. NO WAIVERS. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

     SECTION 13. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Lenders required for such change, waiver, discharge or termination pursuant to the terms of the Credit Agreement.

     SECTION 14. GOVERNING LAW. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     SECTION 15. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

          (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (b) OTHER JURISDICTIONS. EACH OF THE GUARANTORS AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER SUCH GUARANTOR OR
(2) ENFORCE A JUDGMENT OR OTHER COURT ORDER

ENTERED IN FAVOR OF SUCH PERSON. EACH OF THE GUARANTORS AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH OF THE GUARANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

          (c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (d) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 15, WITH ITS COUNSEL.

     SECTION 16. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     SECTION 17. TAXES, EXPENSES OF ENFORCEMENT, ETC. All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof; PROVIDED, HOWEVER, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made. The Guarantors also agree to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

     SECTION 18. SETOFF. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Lender and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Lender or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Lender or the Administrative Agent or any of their respective affiliates.

     SECTION 19. FINANCIAL INFORMATION. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Lenders or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. If any Lender or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Lender or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

     SECTION 20. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 21. MERGER. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Lender or the Administrative Agent.

     SECTION 22. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

     SECTION 23. HEADINGS. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.


                                       [GUARANTORS]


                                       By: __________________________
                                           Name:
                                           Title:

                             SCHEDULE I TO GUARANTY


                                                 Jurisdiction of            Address of Subsidiary's
               Subsidiary                          Organization                 Executive Offices
               ----------                        ---------------            -----------------------

                                                                                    2200 Forward Drive
       American Freightways, Inc.                    Arkansas                       Harrison, AR 72601

                                                                                 7304 West Market Street
Caribbean Transportation Services, Inc.              Delaware                      Greensboro, NC 27409

                                                                                  3610 Hacks Cross Road
      Federal Express Corporation                    Delaware                       Memphis, TN 38125

                                                                                   215-225 Euston Road
                                                                                        Alexandria
  Federal Express (Australia) Pty Ltd.              Australia                       NSW 2015 Australia

   Federal Express Aviation Services,                                             3610 Hacks Cross Road
              Incorporated                           Delaware                       Memphis, TN 38125

                                                                                   5895 Explorer Drive
      Federal Express Canada Ltd.                     Canada                   Mississauga, Ontario L4W 5K6

                                                                                  3610 Hacks Cross Road
      Federal Express Europe, Inc.                   Delaware                       Memphis, TN 38125

  Federal Express Europe, Inc. & Co.,                                              Airport Building 119
             V.O.F./S.N.C.                           Belgium                     1820 Melsbroek, Belgium

                                                                                  3610 Hacks Cross Road
     Federal Express Holdings S.A.                   Delaware                       Memphis, TN 38125

                                                                                    Calle Insurgentes
                                                                                         Sur 899
  Federal Express Holdings (Mexico) y                                                 Napoles 03810
        Compania S.N.C. de C.V.                       Mexico                       Mexico D.F., Mexico

     Federal Express International                                           125/135 Av. Louis Roche 92230,
             (France) SNC                             France                          Gennevilliers

                                                                                  3610 Hacks Cross Road
  Federal Express International, Inc.                Delaware                       Memphis, TN 38125

                                                                                      Kyodo Building
                                                                                      16 Ichibancho
                                                                                        Chiyoda-Ku
       Federal Express Japan K.K.                     Japan                        Tokyo 102-0082 Japan

                                                                                  3610 Hacks Cross Road
     Federal Express Pacific, Inc.                   Delaware                       Memphis, TN 38125



                                                 Jurisdiction of            Address of Subsidiary's
               Subsidiary                          Organization                 Executive Offices
               ----------                        ---------------            -----------------------


                                                                                  3 Khaki Bukit Road #2
                                                                                     Block A, Unit 3E
                                                                                 Eunos Warehouse Complex
 Federal Express (Singapore) Pte. Ltd.              Singapore                        Singapore 417837

                                                                                      Havensite Mall
                                                                                     Charlotte Amalie
                                                                                       St. Thomas,
  Federal Express Virgin Islands, Inc.         U.S. Virgin Islands                 U.S. Virgin Islands

                                                                                 942 S. Shady Grove Road
     FedEx Corporate Services, Inc.                  Delaware                       Memphis, TN 38120

                                                                                2088 South Arlington Road
      FedEx Custom Critical, Inc.                      Ohio                          Akron, OH 44306

                                                                              6075 Poplar Avenue, Suite 300
       FedEx Freight System, Inc.                    Delaware                       Memphis, TN 38119

                                                                                     1000 FedEx Drive
   FedEx Ground Package System, Inc.                 Delaware                    Moon Township, PA 15108

                                                                               3930 Nashua Drive, Suite 201
   FedEx Ground Package System, Ltd.                 Wyoming                   Mississauga, Ontario L4V 1M5

                                                                                     5455 Darrow Road
   FedEx Supply Chain Services, Inc.                   Ohio                          Hudson, OH 44236

                                                                              6075 Poplar Avenue, Suite 434
       FedEx Trade Networks, Inc.                    Delaware                       Memphis, TN 38119

                                                                                   128 Dearborn Street
    Tower Group International, Inc.                  New York                       Buffalo, NY 14207

                                                                               5915 Airport Rd., Suite 1100
 Tower Group International Canada Inc.                Canada                   Mississauga, Ontario LV4 1T1

                                                                                6411 Guadalupe Mines Road
          Viking Freight, Inc.                      California                      San Jose, CA 95120

                                                                             220 Montgomery Street, Suite 448
         World Tariff, Limited                      California                   San Francisco, CA 94101


                               ANNEX I TO GUARANTY

                                FORM OF ADDENDUM

     Reference is hereby made to the Guaranty (the "GUARANTY") made as of the 28th day of September, 2001 by each Subsidiary listed on Schedule I thereto (collectively, the "INITIAL GUARANTORS", together with each Significant Subsidiary which has become a party thereto and with the undersigned, the "GUARANTORS") in favor of the Administrative Agent, for the ratable benefit of the Lenders, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a __________________, agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in SECTION 2 of the Guaranty are true and correct in all respects as of the date hereof.

     IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a ____________________has executed and delivered this Addendum counterpart to the Guaranty as of this __ day of ________, 200_.


                                       [NAME OF NEW GUARANTOR]


                                       By: _______________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E


                        FORM OF ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Five-Year Credit Agreement, dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among FedEx Corporation (the "BORROWER"), the Lenders party thereto and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), CITICORP USA, INC. and BANK OF AMERICA, N.A., as Co-Syndication Agents, and BANK ONE, NA, COMMERZBANK A.G., BANK OF TOKYO-MITSUBISHI TRUST COMPANY and THE ROYAL BANK OF SCOTLAND PLC as Co-Documentation Agents. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the "ASSIGNOR") and the Assignee identified on Schedule l hereto (the "ASSIGNEE") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in
     Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the

     Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14(d) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                to Assignment and Acceptance with respect to the
           Five-Year Credit Agreement, dated as of September 28, 2001 among the Borrower, the Lenders party thereto,
             the Co-Documentation Agents, the Co-Syndication Agents,
              and The Chase Manhattan Bank, as Administrative Agent


Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________



                                                       Principal                             Commitment
       Credit Facility Assigned                     Amount Assigned                      Percentage Assigned
       ------------------------                     ---------------                      -------------------
                                                      $----------                         ----.----------%



[Name of Assignee]                     [Name of Assignor]


By: _________________________          By:  _________________________
    Name:                                   Name:
    Title:                                  Title:

Accepted for Recordation               Required Consents (if any):
in the Register:

THE CHASE MANHATTAN BANK, as           FEDEX CORPORATION, as Borrower
Administrative Agent

                                       By:  _________________________
By: _________________________               Name:
    Name:                                   Title:
    Title:
                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent


                                       By:  _________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F


                          FORM OF EXEMPTION CERTIFICATE


          Reference is made to the Five-Year Credit Agreement, dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among FedEx Corporation (the "BORROWER"), the Lenders party thereto, the Co-Documentation Agents and Co-Syndication Agents named therein and The Chase Manhattan Bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. ______________________ (the "NON-U.S. LENDER") is providing this certificate pursuant to Section 2.14(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

          1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

          2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

               (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

               (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

          3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

          4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                       [NAME OF NON-U.S. LENDER]

                                       By: _______________________________
                                           Name:
                                           Title:

Date:  ____________________